Collaborative Approach to Life Science Financing

Forward - looking and Cautionary Statements 2 Statements in this presentation that are not strictly historical, and any statements regarding events or developments that we be lieve or anticipate will or may occur in the future are "forward - looking" statements within the meaning of the federal securities laws. There are a number of important factors that could cause actual results, dev elopments and business decisions to differ materially from those suggested or indicated by such forward - looking statements and you should not place undue reliance on any such forward - looking statements. Additional in formation regarding the factors that may cause actual results to differ materially from these forward - looking statements is available in our SEC filings, including our Annual Report on Form 10 - K for the year end ed December 31, 2019 and our other filings with the Securities and Exchange Commission. The Company does not assume any obligation to update or revise any forward - looking statement, whether as a result o f new information, future events and developments or otherwise. Our finance receivables and pharmaceutical development businesses are conducted through separate subsidiaries and the Company co nducts its operations in a manner that is excluded from the definition of an investment company and exempt from registration and regulation under the Investment Company Act of 1940. This presentation is neither an offer to sell nor a solicitation of any offer to buy any securities, investment product or in ves tment advisory services, including such services offered by SWK Advisors LLC. This presentation does not contain all of the information necessary to make an investment decision, including, but not limited to, th e risks, fees and investment strategies of investing in life science investments. Any offering is made only pursuant to the relevant information memorandum, a relevant subscription agreement or investment manage men t agreement, and SWK Advisors LLC’s Form ADV, all of which must be read in their entirety. All investors must be “accredited investors” and/or “qualified purchasers” as defined in the securities la ws before they can invest with SWK Advisors LLC. Life science securities may rely on milestone payments and/or a royalty stream from an underlying drug, device, or product wh ich may or may not have received approval of the Food and Drug Administration (“FDA”). If the underlying drug, device, or product does not receive FDA approval, it could negatively impact the securities, in cluding the payments of principal and/or interest. In addition, the introduction of new drugs, devices, or products onto the market could negatively impact the securities, since that may decrease sales and/or pri ces of the underlying drug, device, or product. Changes to Medicare reimbursement or third - party payor pricing could negatively impact the securities, since they could negatively impact the prices and/or sales of the underlying drug, device, or product. There is also risk that the licensing agreement that governs the payment of royalties may terminate, which could negatively impact the securities. There is also th e r isk that litigation involving the underlying drug, device, or product could negatively impact the securities, including payments of principal and/or interest on any securities.

SWK Holdings - Overview

Custom financing solutions for commercial-stage healthcare companies and royalty owners

Underserved, High-Need Market

- SWK targets $5mm to $20mm financings, a market niche that is largely ignored by larger market participants and generates attractive full-cycle returns
- Business focus is secured financings and royalty monetizations, but will selectively consider equity-like opportunities and M&A

Demonstrated Success, Attractive Returns

- Targets unlevered, mid-teens return on capital with a portfolio effective yield* of 13.2% for 1Q20
- 17 exits from inception through May 11, 2020 generating a 20% IRR and 1.2x MOIC
- As of May 11, 2020 completed financings to 36 different parties deploying $540mm of capital
- Finance segment generated an 11.2% LTM adjusted return on finance segment tangible book value**
- Compounded book value per share at a 11% CAGR from 4Q12 to 1Q20's $17.96

Targeting Multiple Growth Opportunities

- Recent Enteris BioPharma acquisition and NASDAQ uplist demonstrate focus on shareholder value creation
  - Increase book value per share at a 10%+ CAGR
  - Be recognized as partner of choice for life sciences companies and inventors seeking $20mm or less
  - Generate current income to utilize SWK's substantial NOL asset, $360mm at December 31, 2019
- Experienced and aligned management and Board

** Effective yield is the rate at which income is expected to be recognized pursuant to the Company's revenue recognition policies, if all payments are received pursuant to the terms of the finance receivable; excludes warrants*

*** Numerator is specialty finance division's adjusted non-GAAP net income; Denominator is shareholders equity less the deferred tax asset and Enteris PP&E and net intangibles and goodwill, which adds-back the contingent consideration payable*

3

SWK HOLDINGS

SWK Holdings - Segments

SWK operates through two segments: Life Science Specialty Finance and Enteris BioPharma

Centered on SWK's core focus on monetizing revenue streams and Intellectual Property

LIFE SCIENCE SPECIALTY FINANCE

- Senior secured term loans
- Royalties
- Synthetic royalties
- Product acquisitions

SWK HOLDINGS

ENTERIS BIOPHARMA

- Peptelligence® dosing technology
- CDMO services
- 505b2 drug development

4

SWK HOLDINGS

Life Science Finance Opportunity 5 Achieve high current yield from investment in non - correlated assets Access to capital is challenging for small/midsized life science cos - Few participants exist for sub - $20mm life science financings Life science products are highly portable - Approved & marketed products and/or royalty streams are valuable collateral Revenues are predictable and have low correlation to economic growth and macro factors Mitigate FDA & clinical trial risk by focusing on commercial opportunities

Value Creation Strategy 6 Deploy balance sheet capital into secured financing portfolio • SWK has established reputation as a go - to capital provider for this underserved market • Majority of financings structured with warrants or other upside features to enhance return profile Evaluate and pursue product acquisition opportunities • Leverage SWK contacts, infrastructure, and lessons learned from Holmdel success • Potential to use greater amount of NOLs Utilize credit facility to boost ROE • SWK targets a 10%+ ROE • SWK carries minimal leverage while similarly sized BDCs often carry 50% to 75% debt/equity leverage Selectively consider new capital deployment opportunities • Target capital deployment options that could utilize the company’s substantial NOLs SWK believes this strategy can continue to achieve a 10%+ book value per share CAGR

Book Value Components 7 Tangible Finance Book Value / Share = $14.75 • Excludes value of deferred tax asset, net Enteris intangibles and goodwill * , and Enteris PP&E • SWK’s targets 10%+ CAGR of tangible finance book value / share Plus: Enteris Biopharma • In August, 2019, SWK paid $21.5 million upfront to acquire Enteris • The seller will also receive a portion of future proceeds from the Cara Therapeutics licensing agreement and if out - licensed, proceeds from certain 505 (b)(2) assets ( refer to slide 22 for more details ) • At 3/31/20 Enteris book value net of contingent liabilities totaled $17.0 million Plus: Deferred Tax Asset / Share = $1.90 • At 12/30/19 SWK had federal net operating losses of $360.4 million • The NOLs will expire by 2037 with the majority expiring by 2021 At 3/31/20 Total Book Value per Share was $17.96 * Intangible assets, net plus goodwill less contingent consideration payable

Corporate Milestones

Pre-2014
- Predecessor Kana Software assets sold to Kay Technologies; $450mm+ NOLs remained at sale
- Winston Black and Brett Pope hired to launch life science technology finance strategy

2014
- $113mm raised through private placement and rights offering
- Ended year with $102mm yielding assets

2015
- Winston Black named CEO
- 1/10 effective reverse stock split
- Ended year with $108mm yielding assets

2016
- Team rebuilt and investment process improved
- Ended year with $143mm yielding assets

2017
- Holmdel sold – 3.5x CoC return
- Ended year with $154mm yielding assets

2018
- Secured $20mm credit facility with State Bank
- Announced share repurchase program in 4Q18
- Ended year with $167mm yielding assets

2019
- 17th partner exit realized, bringing the weighted avg. IRR on all exits to 20%
- Acquired Enteris BioPharma
- Ended year with $175mm yielding assets

2020
- Uplisted to NASDAQ
- Dr. Rajiv Khosla hired as Enteris CEO
- At 1Q20 had $178mm yielding assets

8

SWK HOLDINGS

Financing Segment Portfolio Overview: 1Q20 * Finance receivables plus long term marketable investments ** Short term marketable investments and warrants; Private warrants carried at zero cost/not valued on balance sheet • Yielding Assets: * $178.3mm • Total Investment Assets: ** $180.9mm Financing Segment Portfolio Value • Actively Financed Entities: 23 • Avg. GAAP Balance per Entity: $7.8mm • Non - Accrual Balance: $16.2mm • Total Unfunded Commitments: $6.3mm Metrics 9

Financial Snapshot * Defined as finance receivables, long term marketable investments, and investment in unconsolidated entity less non - controlli ng interests ** Eliminates provision for income taxes, Enteris intangibles amortization, and non - cash mark - to - market changes on warrant asset s and equity securities; see reconciliation on page 28; 2019 Non - GAAP Adjusted Net Income was reduced by $1.2mm of Enteris transaction expenses 10 $108.3 $132.2 $153.9 $167.1 $175.1 $178.3 $100 $125 $150 $175 $200 2015 2016 2017 2018 2019 1Q 2020 Total Yielding Assets* ($ in millions; at end of period) $23.5 $22.4 $37.5 $26.0 $30.7 $28.7 $20 $22 $24 $26 $28 $30 $32 $34 $36 $38 $40 2015 2016 2017 2018 2019 LTM 1Q20 Total Revenue ($ in millions) $175.1 $204.3 $208.0 $213.1 $236.5 $232.0 $10.00 $12.50 $15.00 $17.50 $20.00 $150 $175 $200 $225 $250 2015 2016 2017 2018 2019 1Q 2020 SWK Stockholders' Equity ($ in millions, except per share data) SWK Holdings Corporation Stockholders' Equity Book Value per Share $(1.4) $6.7 $19.9 $6.8 $21.4 $16.8 $(5.0) $- $5.0 $10.0 $15.0 $20.0 $25.0 2015 2016 2017 2018 2019 LTM 1Q20 Non - GAAP Adjusted Net Income (Loss) ** ($ in millions)

10.0% 12.5% 15.0% 17.5% 20.0% $- $25.0 $50.0 $75.0 $100.0 $125.0 $150.0 $175.0 $200.0 Yielding Portfolio and Weighted Effective Yield ($ in millions; at end of period) Yielding Portfolio (mm)* Effective Yield** Financing Strategy 11 SWK Targets Low - to - Mid Teens Effective Yields 1Q20 Finance Segment Effective Yield was 13.2% * Finance receivables plus long term marketable investment; Includes non - accruals ** Effective yield is the rate at which income is expected to be recognized pursuant to the Company’s revenue recognition pol ici es, if all payments are received pursuant to the terms of the finance receivable; excludes warrants

Current Structured Credit Portfolio 12 Eton Pharmaceuticals 11.14.19 $10 million – Structured Credit Misonix 9.27.19 $30 million – Structured Credit

Current Royalty Portfolio 13

Portfolio Realizations

- As of May 11, 2020 SWK has exited 17 financings for a total 1.2x CoC return and 20% weighted average IRR
  - 14 resulted in positive realizations with a cumulative 1.4x CoC and weighted average 32% IRR
  - SynCardia position was sold to distressed private equity firm with SWK recouping 58% of principal
  - Response Genetics exited via Chapter 11 and sold to a strategic buyer for cash and CGIX stock with SWK recouping 47% of principal
  - Hooper and Hooper II loans cumulatively resulted in an aggregate $0.4mm loss/0.98x CoC return

$ in 000s

Investments	Origination	Payoff	Cost*	Proceeds	CoC	IRR	Notes
Nautilus	12/05/12	12/17/13	$ 22,500	$ 28,269	1.3x	26%	Key asset was Cambia
Parnell	01/23/14	06/27/14	25,000	27,110	1.1x	21%	
PDI	10/31/14	12/22/15	20,000	25,028	1.3x	23%	
Tribute	08/08/13	02/05/16	14,000	18,367	1.3x	16%	
Galil	10/31/14	06/15/16	12,500	16,601	1.3x	21%	
Nanosphere	05/14/15	06/30/16	10,000	14,362	1.4x	48%	
Syncardia First	12/13/13	06/24/16	12,688	8,524	0.7x	-30%	
Syncardia Second	12/13/13	06/24/16	5,850	3,255	0.6x	-39%	
Syncardia Preferred	09/15/14	06/24/16	1,500	-	0.0x	-100%	
Response Genetics	07/30/14	10/07/15	12,257	5,780	0.5x	-47%	
Holmdel	12/20/12	02/23/17	6,000	21,084	3.5x	63%	
Hooper	04/17/15	05/12/17	5,000	6,754	1.4x	20%	
Narcan	12/12/16	02/28/18	17,500	32,772	1.9x	78%	Continue to own 10% of the royalty
OraMetrix	12/15/16	05/01/18	8,500	10,603	1.2x	19%	
Parnell	11/22/16	07/30/18	13,500	19,327	1.4x	26%	
Hooper II	05/12/17	10/10/18	21,340	19,162	0.9x	-16%	
EyePoint	03/28/18	02/13/19	20,000	25,168	1.3x	34%	Continue to own warrants
Thermedx	05/05/16	05/22/19	3,500	5,303	1.5x	18%	Includes par value of $343 retained sub note
Cheetah Medical	01/15/19	09/30/19	10,000	12,434	1.2x	32%	Excludes $211k of potential earnouts
Total Realized / Wtd. Avg			**$ 241,634**	**$ 299,902**	**1.2x**	**20%**	

**Cost measured as principal advanced at deal close and additional add-ons, including time-weighted restructuring fundings*

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SWK HOLDINGS

Portfolio Realizations to Strategic Buyers

- Ten realizations to strategic buyers demonstrated a median 30% LTV of SWK's original loan value
- Seven of the ten businesses were not profitable at time of sale, validating SWK's revenue and IP-based underwriting methodology

$ in mm

Target	Buyer	Closing Date	Transaction EV	SWK Loan at Cost*	SWK Loan / Transaction	LTM Sales	EV/LTM Sales	Target Profitable Sale?	Notes
Nautilus	Depomed	12/17/13	$ 48.7	$ 22.5	46%	$ 15.4	3.2x	N	
Response Genetics	Cancer Genetics	10/07/15	5.8	12.3	213%	16.7	0.3x	N	
PDI	Publicis	12/22/15	33.0	20.0	61%	129.3	0.3x	Y	CSO Division Only; Transaction EV assumes 50% near-term earn-outs achieved
Tribute	Aralez	2/1/16	147.6	14.0	9%	26.5	5.6x	N	
Galil	BTG plc	5/16/16	84.4	12.5	15%	22.7	3.7x	N	Transaction EV excludes $26mm of milestones
Nanosphere	Luminex	6/30/16	77.0	25.0	32%	23.1	3.3x	N	
InnoPran XL**	ANI Pharma	2/23/17	30.5	6.0	28%	11.1	2.7x	Y	
Orametrix	Dentsply Sirona	5/1/18	90.0	8.5	9%	20.0	4.5x	Y	Transaction EV excludes up to $60mm in earn-outs
Hooper II	Quest	10/10/18	27.8	26.6	96%	61.3	0.5x	N	Loan value includes non-SWK revolver ($8mm); Workout fees totaled $4mm
Cheetah Medical	Baxter	10/24/19	190.0	20.0	11%	22.2	8.6x	N	Transaction EV excludes up to $40mm in earn-outs
Median					**30%**		**3.3x**		

**Cost measured as greatest of principal advanced at deal close and additional add-ons, including restructuring fundings*

***InnoPran XL was the primary asset of Holmdel Pharmaceuticals, LP*

15

SWK HOLDINGS

SWK has a well - developed and diversified sourcing network SWK balances proprietary opportunities with deal flow from trusted, boutique investment banks and brokers SWK typically faces limited competition due to proprietary sourcing network and focus on sub - $20mm financings From 2017 - 2019 SWK submitted terms on 78 transactions and closed 18% of these opportunities Deals completed from 2016 through 2019 were sourced from a variety of relationships Sourcing 16 Boutique HC Ibanks 27% Private equity relationship 4% Prior financing discussion 14% Co - lender relationship 23% Board relationship 4% In - bound due to SWK being public 5% Refinance 5% Internally sourced 18%

• Primarily first lien senior secured loans, though will selectively evaluate second lien opportunities • Typically include covenants, prepayment penalties, origination and exit fees, and warrant coverage • Provide working capital to support product commercialization and M&A Structured Debt • Companies: fund pipeline development & leverage a lower cost of capital for higher ROI projects • Institutions: capital planning for operating budgets, funding R&D initiatives, & financial asset diversification • Inventors: financial asset diversification, fund start - up company Royalties • Marketer creates a ‘royalty’ by selling an interest in a future revenue stream earned with a single product or basket of products in exchange for an upfront payment and potential future payments • Ability to structure tiered revenues, reverse tiers, minimum payments, caps, step - downs and buy - out options, similar to a license agreement between innovator and marketer Synthetic Royalty • Combination of royalty and revenue - based financings • Can take on many forms, including structured debt and equity investments Hybrid Financing • Target legacy products with established revenue trends, minimal marketing and infrastructure requirements Product Acquisition Financing Structures 17

Value Proposition to Partners • Smaller companies often don’t have financial profile to qualify for traditional financing sources • Companies in this niche often have few options outside of a dilutive equity raise • The IPO market is largely closed to companies of this size requiring expensive and difficult private equity sourcing • Many alternative financing sources have grown too large to care about smaller companies • Some historical financing sources have been acquired by regulated financial institutions that due to regulatory constraints c ann ot lend to unprofitable companies and prohibit SWK - style transactions • Venture lenders often require principal payback over a shorter period than SWK’s structures, often stressing borrowers by sap pin g valuable working capital from their businesses during periods of high growth, when they need the capital the most 18 Asset base and nimble structure position SWK to serve the sub - $20mm financing market Structures financings to preserve liquidity and match a growing company’s revenue profile Provides its borrowers with access to its network of capital markets resources and operators Through RIA arm and industry relationships, SWK can access additional capital to finance larger opportunities

Historical Financing: Narcan Royalty 19 • Opiant is a publicly traded drug development company that receives a royalty on Narcan for developing the drug’s unique formulation • Novel formulation has a faster time to onset and more convenient and safer administration • Opiant needed capital to pursue development programs • At time of monetization, Opiant was a thinly traded OTC stock and management believed the share price did not reflect underlying asset value, thus a share offering was not an attractive option OPPORTUNITY SOLUTION • SWK structured a capped royalty that was smaller than competing proposals, and allowed Opiant to retain tail economics • In December 2016, SWK funded $13.8mm in exchange for a royalty that was capped at a 1.5x CoC return – On August 8, 2017 upon achieving $25mm in cumulative sales during two consecutive quarters, SWK funded additional $3.8mm with a 1.5x CoC return cap • Narcan sales exceeded forecasts; CoC return cap achieved in February 2018 • SWK retains a residual royalty ranging from 5% to 10% through expiry of Narcan IP Narcan is the only FDA approved, intranasal Naloxone product for the treatment of opioid overdose Narcan is appropriately priced with revenue growth from expanded distribution, not price hikes

Historical Financing: Galil Medical 20 • In 2014, Galil was on the cusp of accelerating revenue growth, but was not yet cash - flow positive and could not tap traditional financing channels • Galil needed additional capital to run clinical trials and expand its sales force OPPORTUNITY SOLUTION • In December 2014, SWK provided a $12.5mm senior secured term loan structured to delay principal repayment until growth initiatives matured • In late 2015, SWK committed to provide additional financing to support Galil’s proposed acquisition of a competitor – The transaction was not consummated, but SWK’s support permitted opportunistic bid • By early 2016, the growth initiatives were bearing fruit, and in June 2016, Galil was acquired by BTG plc for $84mm plus up to $26mm in earn - outs • The SWK facility gave Galil capital to grow the business and garner a higher acquisition price while allowing the equity owners to capture maximum upside • SWK facility represented 15% LTV of the take - out price • SWK generated a 1.3x cash - on - cash return and 20% IRR Galil is a privately - held medical device company that delivers innovative cryotherapy solutions for tumor ablation

Enteris BioPharma Acquisition – A Transformational Opportunity

Synergistic & Value Enhancing

- Natural extension to SWK's existing royalty monetization business, which generates income via royalties on life science products in a mix of structures
- Enteris offers opportunity to create wholly-owned portfolio of milestones and royalties on IP-protected biotherapeutics with substantial upside optionality

Highly Favorable Deal Economics

- Attractive valuation with SWK buying undervalued portfolio of "call options" of current & future licenses, owned drug candidate assets, and manufacturing operations
- Risk-adjusted economics from existing/expected licenses anticipated to exceed purchase price

"Game-Changing" Platform Technology

- Peptelligence® enables injectable-to-oral conversion of peptides and difficult to formulate small molecules
- Targets substantial market and serves as cornerstone for "asset-light" licensing revenue model
- Franchise-like model ("multiple shots on goal") leverages partners' R&D and marketing investment
- Existing 505(b)(2) pharmaceutical development candidates plus ability to internally expand owned-product portfolio creates engine for additional future licenses

Strong Company; Positioned for Success

- Enteris possesses proven technology, clinical experience and in-house manufacturing which is unique compared with peers, some of which sport multi-hundred million dollar market values
- Potential to expand Peptelligence® platform via acquisition of dosing technologies and CDMO assets
- Experienced management team buttressed by 2020 hiring of CMO and CEO

21

SWK HOLDINGS

Proven Technology, Late - Stage Commercial Partnerships, and Internal Pipeline 21 Drug Delivery Technology • Peptelligence technology allows for oral delivery of drugs that are typically injected, including peptides and BCS class II, III, and IV small molecules • Extensive intellectual property estate with protection through 2036 • Peptelligence licenses, including Cara Therapeutics, and development work with several large pharmaceutical partners Commercial Platform • Generates revenue three ways: – Formulation and development work – Clinical trial tablet manufacturing – Technology licenses consisting of milestones and royalties • During 2020 SWK is investing to build - out manufacturing capabilities Internal 505(b)(2) Pipeline • Ovarest ® (oral leuprolide tablet) – First indication: Endometriosis • Tobrate™ (oral tobramycin tablet) – First indication: Uncomplicated Urinary Tract Infection • Dr. Gary Shangold hired in January 2020 to optimize 505 (b)(2) strategy Company Highlights • Privately held company based in Boonton, New Jersey • To operate as a wholly - owned subsidiary, run by experienced management • Rajiv Khosla, Ph.D. appointed as Chief Executive Officer in May 2020 • Expected to be profitable including anticipated license - related revenue • Over time SWK anticipates Enteris will develop multiple “shots on goal” value proposition Enteris Corporate Overview

$21.5mm paid upfront to acquire 100% of Enteris’ capital stock Proceeds from Cara Therapeutics licensing agreement, which includes milestone payments and low - single digit royalties on sales of Oral Korsuva™: ̶ Seller will receive 100% of $8.0mm upfront payment ̶ SWK will receive 60% of the first milestone payment ̶ SWK will receive 25% of all other milestone payments until seller receives $32.75mm in aggregate consideration ̶ License revenue split 50%/50% thereafter ̶ SWK portion of this license’s economics are expected to be greater than the purchase price If out - licensed, proceeds for Enteris’ 505(b)(2) drug candidates Ovarest and Tobrate ̶ SWK to receive 40% until seller receives $3.0mm on each asset ̶ SWK to receive 70% of milestone and royalty proceeds thereafter Enteris to operate as a stand - alone business unit with the management team reporting directly to SWK CEO Winston Black 22 Transaction Overview

Leadership Team Winston Black Chief Executive Officer • Appointed CEO in 2016 and Chairman in 2019 • Co - founded PBS Capital Management • Prior leadership positions at Highland Capital Management, Mallette Capital Management and ATX Communications Charles Jacobsen Chief Financial Officer • Appointed CFO in 2012 • Currently serves as Partner of Strategic Growth for CFGI • Has served in CEO and CFO roles at multiple financing and investment firms Jody Staggs Managing Director • Joined in 2015 • Previously VP of Investments at Annandale Capital • Co - founded PBS Capital Management • Prior to PBS, served as Senior Portfolio Analyst at Highland Capital Management Yvette Heinrichson Chief Accounting Officer • Joined in 2016 • Proficient in technical GAAP accounting, SEC financial reporting, SOX implementation • Served as financial statement auditor and tax professional with Deloitte for multiple years 24

Custom financing solutions for commercial - stage healthcare companies and royalty owners Targeting $5mm to $20mm financings, a niche that is largely ignored by larger market participants Focus is secured financings and royalty monetizations, but will selectively consider equity - like opportunities and M&A (Enteris BioPharma) Since 2012, SWK has completed financings with 36 different parties deploying $540mm of capital, including partner co - investments SWK – Rapidly - Growing Life Science Focused Specialty Finance Company 25

Balance Sheet

$ in 000s	Mar-20	Dec-19	Dec-18	Dec-17	Dec-16
ASSETS					
Cash and cash equivalents	$ 24,318	$ 11,158	$ 20,227	$ 30,557	$ 32,182
Interest and accounts receivable, net	2,011	2,554	2,195	1,637	1,054
Marketable investments	912	1,802	-	1,856	2,621
Other current assets	1,548	1,087	138	126	240
Total current assets	**$ 28,789**	**$ 16,601**	**$ 22,560**	**$ 34,176**	**$ 36,097**
Finance receivables	$ 177,981	$ 172,825	$ 166,610	$ 151,995	$ 126,366
Investment in unconsolidated entities	-	-	-	-	6,985
Marketable investments	285	466	532	-	-
Deferred tax asset	24,527	25,780	22,684	22,725	38,471
Warrant assets	1,748	3,555	2,777	987	1,013
Intangible assets, net	21,796	25,113	-	-	-
Goodwill	8,404	8,404	-	-	-
Fixed assets, net	1,299	1,292	25	-	-
Other assets	290	336	474	-	-
Total assets	**$ 265,119**	**$ 254,372**	**$ 215,662**	**$ 209,883**	**$ 208,932**
LIABILITIES AND STOCKHOLDERS' EQUITY					
Accounts payable and accrued liabilities	$ 4,068	$ 3,061	$ 2,581	$ 1,840	$ 682
Revolving Credit Facility	14,288	-	-	-	-
Total current liabilities	**$ 18,356**	**$ 3,061**	**$ 2,581**	**$ 1,840**	**$ 682**
Contingent consideration payable	$ 14,500	$ 14,500	-	-	-
Warrant liability	129	76	13	91	189
Other non-current liabilities	137	203	11		
Total liabilities	33,122	17,840	2,605	1,931	871
Stockholders' equity:					
Common stock	13	13	13	13	13
Additional paid-in-capital	4,432,271	4,432,146	4,432,499	4,433,589	4,433,289
Accumulated deficit	(4,200,287)	(4,195,627)	(4,219,455)	(4,225,863)	(4,228,910)
Accumulated other comprehensive income	-	-	-	213	(87)
Total SWK Holdings Corp stockholders' equity	231,997	236,532	213,057	207,952	204,305
Non-controlling interests in consolidated entities	-	(0)	-	-	3,756
Total stockholders' equity	231,997	236,532	213,057	207,952	208,061
Total liabilities and stockholders' equity	**$ 265,119**	**$ 254,372**	**$ 215,662**	**$ 209,883**	**$ 208,932**

In 2019 and 2018 certain asset and liabilities were classified as "current"; Thus prior periods may not be directly comparable.

26

SWK HOLDINGS

Income Statement

$ in 000s, except per share amounts	LTM 1Q20	Dec-19	Dec-18	Dec-17	Dec-16
Revenues					
Finance receivable interest income, including fees	$ 27,862	$ 30,117	$ 25,978	$ 26,877	$ 15,747
Pharmaceutical development	769	621	-	-	-
Marketable investments interest income	-	-	-	-	92
Income related to investments in unconsolidated entities	-	-	-	10,530	6,219
Other	26	9	12	79	322
Total Revenues	28,657	30,747	25,990	37,486	22,380
Costs and expenses:					
Provision for loan credit losses	1,600	2,209	6,179	-	1,659
Impairment expense	163	-	7,875	8,509	8,077
General and administrative	9,201	7,430	4,866	4,101	2,829
Depreciation and amortization	8,459	4,954	17	-	-
Pharmaceutical manufacturing, research and development expense	2,326	1,176	-	-	-
Interest expense	337	338	160	-	-
Total costs and expenses	22,086	16,107	19,097	12,610	12,565
Other income (expense), net:					
Unrealized net (loss) gain on derivatives	(1,756)	362	484	(1,115)	588
Unrealized net gain (loss) equity securities	753	1,643	(1,035)	-	-
Gain (loss) on sale of investments	197	197	(105)	243	-
Income (loss) before income taxes	5,766	16,842	6,237	24,004	10,403
Income tax (benefit) expense	(6,844)	(6,986)	42	15,753	(21,638)
Consolidated net income (loss)	12,610	23,828	6,195	8,251	32,041
Net income attributable to non-controlling interests			-	5,204	3,153
Net income (loss) attributable to SWK Holdings Corp Stockholders	$ 12,610	$ 23,828	$ 6,195	$ 3,047	$ 28,888
Net income (loss) per share attributable to SWK Holdings Corp Stockholders					
Basic	$ 0.98	$ 1.85	$ 0.47	$ 0.23	$ 2.22
Diluted	$ 0.98	$ 1.85	$ 0.47	$ 0.23	$ 2.22
Weighted Average Shares					
Basic	12,908	12,906	13,051	13,036	13,015
Diluted	12,911	12,911	13,054	13,040	13,018

27

SWK HOLDINGS

Cash Flow Statement

*$ in 000s,**	LTM 1Q20	Dec-19	Dec-18	Dec-17	Dec-16
Cash flows from operating activities:					
Consolidated net income	$12,609	$23,828	$6,195	$8,251	$32,041
Adjustments to reconcile net income to net cash provided by operating activities:					
Income from investments in unconsolidated entity	-	-	-	(10,530)	(6,219)
Provision for loan credit losses	1,600	2,209	6,179	-	1,659
Amortization of debt issuance costs	235	188	-	-	-
Impairment expense	163	-	7,875	8,509	8,077
Deferred income tax	(6,958)	(7,100)	31	15,745	(21,638)
Change in fair value of warrants	1,756	(362)	(484)	1,115	(588)
Change in fair value of equity securities	(753)	(1,643)	1,035	-	-
Gain on sale of investments	(197)	(197)	105	(243)	-
Loan discount amortization and fee accretion	(285)	(349)	487	(1,926)	(3,109)
Interest paid-in-kind	(1,348)	(1,287)	(191)	(1,779)	(398)
Stock-based compensation	615	530	267	300	363
Interest income in excess of cash collected	(1)	(82)	(249)	(534)	-
Gain (loss) on sale (write off) of investments	-	-	-	-	-
D&A expense	8,460	4,954	28	17	16
Changes in operating assets and liabilities:					
Interst and accounts receivable	64	(214)	(558)	(583)	(59)
Other assets	(658)	(205)	202	(42)	(396)
Accounts payable and other liabilities	(449)	(1,734)	(1,296)	1,158	(106)
Net cash provided by operating activities	**$14,853**	**$18,536**	**$ 19,626**	**$ 19,458**	**$ 9,643**
Cash flows from investing activities:					
Acquisition of business, net of cash acquired	(19,719)	(19,719)	-	-	-
Proceeds from sale of investments	197	197	221	345	-
Investment in equity securities	(159)	(159)	-	-	-
Cash distributions from investments in unconsolidated entity	-	-	-	17,515	7,222
Cash received for settlement of warrants	-	-	-	-	1,405
Investment in finance receivables	(45,353)	(51,039)	(90,110)	(37,432)	(75,009)
Repayment of finance receivables	21,462	43,980	61,706	7,368	45,292
Corporate debt security principal payment	63	66	69	93	41
Other	(297)	(48)	(16)	(12)	(3)
Net cash provided by investing activities	**$ (43,806)**	**$ (26,722)**	**$ (28,130)**	**$ (12,123)**	**$ (21,052)**
Cash flows from financing activities:					
Distribution to non-controlling interests	-	-	-	(8,960)	(3,696)
Net proceeds from credit facility	14,288	-	-	-	-
Repurchases of common stock, including fees & expenses	(200)	(883)	(1,357)	-	-
Debt Issuance Costs	-	-	(469)	-	-
Net cash used in financing activities	**$ 14,088**	**$ (883)**	**$ (1,826)**	**$ (8,960)**	**$ (3,696)**
Net increase in cash and cash equivalents	(14,865)	(9,069)	(10,330)	(1,625)	(15,105)
Cash and cash equivalents at beginning of period	11,158	20,227	30,557	32,182	47,287
Cash and cash equivalents at end of period	**$ (3,707)**	**$ 11,158**	**$ 20,227**	**$ 30,557**	**$ 32,182**

**Figures may not sum due to rounding*

26

SWK HOLDINGS

Reconciliation of Non-GAAP Adjusted Net Income

The following tables provide a reconciliation of SWK's reported (GAAP) consolidated net income to SWK's adjusted consolidated net income (Non-GAAP) for the periods denoted in the table. The table eliminates provisions for income taxes, non-cash mark-to-market changes on warrant assets and SWK's warrant, and amortization of Enteris intangible assets:

$ in 000s, except per share amounts	LTM 1Q20	Dec-19	Dec-18	Dec-17	Dec-16
Consolidated net income (loss)	$ 12,609	$ 23,828	$ 6,195	$ 8,251	$ 32,041
Add: income tax expense (benefit)	(6,844)	(6,986)	42	15,753	(21,638)
Add: Enteris intangibles amortization	8,230	4,816	-	-	-
Plus: loss (gain) on fair market value of equity securities	1,034	144	1,035	-	-
Add: loss (gain) on fair market value of warrants	$ 1,756	$ (362)	$ (484)	$ 1,115	$ (588)
Adjusted income before provision for income tax	$ 16,785	$ 21,440	$ 6,788	$ 25,119	$ 9,815
Plus: Adjusted provision for income tax	-	-	-	-	-
Non-GAAP consolidated net income	$ 16,785	$ 21,440	$ 6,788	$ 25,119	$ 9,815
Less: Non-GAAP adjusted net income attributable to non-controlling interest	-	-	-	(5,204)	(3,153)
Non-GAAP adjusted net income attributable to SWK Holdings Corporation stockholders	$ 16,785	$ 21,440	$ 6,788	$ 19,915	$ 6,662
Non-GAAP adjusted basic income per share	$ 1.30	$ 1.66	$ 0.52	$ 1.53	$ 0.51
Non-GAAP adjusted diluted income per share	$ 1.30	$ 1.66	$ 0.52	$ 1.53	$ 0.51
Weighted Average Shares - Basic	12,908	12,906	13,051	13,036	13,015
Weighted Average Shares - Diluted	12,911	12,911	13,054	13,040	13,018

2019 Non-GAAP Adjusted Net Income was reduced by $1.2mm of Enteris transaction expenses

29

SWK HOLDINGS

Reconciliation of Non-GAAP Specialty Finance Net Income

The following tables provide a reconciliation of SWK's consolidated adjusted income before provision for income taxes, listed in the table above, to the non-GAAP adjusted net income for the specialty finance business for the periods denoted below. The table eliminates expenses associated with the acquisition of Enteris, and Enteris operating losses.

$ in 000s, except per share amounts	LTM 1Q20	Dec-19	Dec-18	Dec-17	Dec-16
Adjusted income before provision for income tax	$ 16,785	$ 21,440	$ 6,788	$ 19,915	$ 6,662
Plus: Enteris acquisition expense	1,119	1,151	-	-	-
Plus: Enteris operating loss, excluding intangibles amortization	3,791	1,760	-	-	-
Adjusted specialty finance income before provision for income taxes	$ 21,695	$ 24,351	$ 6,788	$ 19,915	$ 6,662
Adjusted provision for income taxes	-	-	-	-	-
Non-GAAP specialty finance net income	$ 21,695	$ 24,351	$ 6,788	$ 19,915	$ 6,662
Non-GAAP specialty finance basic income per share	$ 1.68	$ 1.89	$ 0.52	$ 1.53	$ 0.51
Non-GAAP specialty finance diluted income per share	$ 1.68	$ 1.89	$ 0.52	$ 1.53	$ 0.51
Weighted Average Shares - Basic	12,908	12,906	13,051	13,036	13,015
Weighted Average Shares - Diluted	12,911	12,911	13,054	13,040	13,018

The following tables provide a reconciliation of SWK's book value per share to the non-GAAP adjusted book value per share for the specialty finance business. The table eliminates the net deferred tax asset, and Enteris-related net intangibles, goodwill, and net property, plant and equipment.

.

$ in 000s, except per share amounts	Mar-20
SWK Specialty Finance Book Value, net	
Stockholders' Equity (Book Value)	$ 231,997
Less: Deferred tax asset, net	24,527
Tangible book value	$ 207,470
Less Enteris book value, net	16,999
Specialty Finance tangible book value	$ 190,471
Book value per share	$ 17.97
Tangible book Vvlue per share	$ 16.07
Specialty Finance tangible book value per share	$ 14.75
Diluted shares outstanding	12,913

	Mar-20
Enteris Book Value, net*	
Intangible assets, net	$ 21,796
Goodwill	8,404
Property and equipment, net	1,299
Total Enteris-related assets	$ 31,499
Less: Contingent consideration payable	14,500
Enteris book value, net	$ 16,999
Enteris book value, net per share	$ 1.32

* Enteris' net book value has decreased $0.41 per share primarily due to the amortization of intangible assets, net.

30

SWK HOLDINGS

Contact Information 31 Winston Black: ̶ Phone: 972.687.7251 ̶ Email: wblack@swkhold.com Jody Staggs: ̶ Phone: 972.687.7252 ̶ Email: jstaggs@swkhold.com Office address: ̶ 14755 Preston Road, Ste 105 Dallas, TX 75254 Website: www.swkhold.com Jason Rando (Media): ̶ Phone: 212.375.2665 ̶ Email: jrando@tiberend.com Maureen McEnroe (Investors): ̶ Phone: 212.375.2664 ̶ Email: mmcenroe@tiberend.com SWK Senior Management Investor & Media Relations: Tiberend Strategic Advisors

Collaborative Approach to Life Science Financing